EXHIBIT 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

     1.   United  Shareholder  Services,   Inc.,  Texas,  wholly  owned  by  the
          Registrant

     2.   A & B Mailers, Inc., Texas, wholly owned by the Registrant

     3. Securities Trust and Financial Company, Texas, wholly owned by the Registrant

     4. U.S. Advisors (Guernsey) Limited, Guernsey, Channel Islands, wholly owned by the Registrant

     5. United Services Advisors Wealth Management Inc., Montreal, Quebec, Canada, 50% owned by the Registrant

     6. U.S. Global Strategies Fund Limited, Guernsey, Channel Islands, $100% owned by Registrant